UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

ALBIREO PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33451 (Commission File Number)	90-0136863 (IRS Employer Identification No.)

10 Post Office Square, Suite 1000 Boston, Massachusetts (Address of principal executive offices)	02109 (Zip Code)

(857) 254-5555

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALBO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

On February 11, 2021, Albireo Pharma, Inc. (the “Company”) hosted a virtual Commercial Day for investors. Presentations included an overview of the long-term corporate strategy, the global market opportunity in rare pediatric and adult liver disease, and the global commercialization strategy and launch readiness plans for odevixibat in progressive familial intrahepatic cholestasis (PFIC), an ultra-rare pediatric cholestatic liver disease.

Item 2.02 Results of Operations and Financial Condition.

As part of the Commercial Day presentations, the Company included information in a slide deck (the “Presentation”) regarding its unaudited 2020 operating cash burn, of approximately $101 million, and ending cash balance as of December 31, 2020 of approximately $251 million (the “Preliminary Financial Information”). The Company also issued a press release regarding the information presented during the Commercial Day event. Copies of the Presentation and Press Release are attached hereto as Exhibits 99.1 and 99.2, respectively, are incorporated herein by reference, and are also posted on the Company's website (www.albireopharma.com).

The Preliminary Financial Information is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2020 and its results of operations for the quarter and year ended December 31, 2020. The Preliminary Financial Information is subject to completion of the Company’s normal quarter and year-end close procedures. These procedures and the audit of the Company’s financial statements for the year ended December 31, 2020 are ongoing and could result in changes to the Preliminary Financial Information.

Item 7.01. Regulation FD Disclosure.

The disclosure set forth under Item 2.02 above is incorporated in this Item 7.01 by reference.

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Neither this Current Report on Form 8-K nor the Presentation or Press Release attached hereto as Exhibits 99.1 and 99.2 constitute an offer to sell, or the solicitation of an offer to buy our securities, nor shall there be any sale of our securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are furnished with this report:

Exhibit Number	Description
99.1	Commercial Day Presentation dated February 11, 2021
99.2	Press Release dated February 11, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBIREO PHARMA, INC.

Date: February 11, 2021	/s/ Ronald H.W. Cooper
Ronald H.W. Cooper
President and Chief Executive Officer